UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 23, 2007
Date of Report (Date of earliest event reported)
SYNAPTICS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-49602	77-0118518

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3120 SCOTT BLVD.
SUITE 130
SANTA CLARA, CALIFORNIA
95054
(Address of Principal Executive Offices) (Zip Code)
(408) 454-5100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 23, 2007, the Company’s Board of Directors increased the size of the board by one and elected James L. Whims as a director of the Company. There were no arrangements or understandings between Mr. Whims and any other persons pursuant to which Mr. Whims was selected as a director of the Company, and there are no related party transactions between the Company and Mr. Whims. Mr. Whims will serve as an independent director on the Company’s Audit Committee. On October 23, 2007, Mr. Whims entered into the Company’s standard form of indemnification agreement for directors and officers, included as Exhibit 10.17 on Form 10-Q for the quarter ended December 29, 2001, as filed with the SEC on February 21, 2002.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED
Date: February 20, 2008	By:	/s/ Kermit Nolan
Kermit Nolan
Director of Finance